UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2012
Date of Report

September 4, 2012
(Date of earliest event reported)

GREAT CHINA MANIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-139008	59-2318378
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1902, 19/F., Kodak House II, 321 Java Road, Hong Kong
(Address of principal executive offices, including zip code)

(852) 2102-0101
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01                   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Stock Purchase Agreement 1

OnSeptember 4, 2012, Chan Ka Wai (“Wai”), Director of Great China Mania Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement with two other directors of the Company, Kwong Kwan Yin Roy (“Roy”) and Yau Wai Hung (“Hung”), pursuant to which Wai agreed to sell to Roy and Hung a total number of Eighteen Million Five Hundred Fifty-Five Thousand Four Hundred (18,555,400) restricted shares (“Shares”) of the Company’s common stock.  Of the total number of the Shares sold, Roy purchased Eleven Million Eighty Thousand Two Hundred (11,080,200) shares and Hung purchased Seven Million Four Hundred Seventy-Five Thousand Two Hundred (7,698,200) shares.

The Shares were purchased for a total sum of One Million Eight Hundred Fifty-Five Thousand Five Hundred Forty Dollars ($1,855,400) or $0.10 per share.

Stock Purchase Agreement 2

On September 4, 2012, two directors, Kwong Kwan Yin Roy (“Roy”) and Yau Wai Hung (“Hung”), of the Company entered into a Stock Purchase Agreement with a group of individuals (“Shareholders”) pursuant to which the Shareholders agreed to sell to Roy and Hung a total number of Twenty-Four Million One Hundred Thirty-Seven Thousand Eight Hundred Ninety (24,137,890) restricted shares (“Shares”) of the Company’s common stock.  Of the total number of Shares sold, Roy purchased Fourteen Million Two Hundred Forty Thousand Seven Hundred Fifty (14,240,750) shares and Hung purchased Nine Million Eight Hundred Ninety-Seven Thousand One Hundred Forty (9,897,140) shares.

The Shares were purchased for a total sum of Two Million Four Hundred Thirteen Thousand Seven Hundred Eighty-Nine Dollars even ($2,413,789) or $0.10 per share.

ITEM 5.01                      CHANGES OF CONTROL OF REGISTRANT

Pursuant to the transactions set forth in Item 1.01, a change in control of the registrant has occurred.

ITEM 9.01                   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement by and between Chan Ka Wai and Kwong Kwan Yin Roy dated as of September 4, 2012.
10.2	Stock Purchase Agreement by and between Chan Ka Wai and Yau Wai Hung dated as of September 4, 2012.
10.3	Stock Purchase Agreement by and between Chan Ka Wai and Kwong Kwan Yin Roy dated as of September 4, 2012.
10.4	Stock Purchase Agreement by and between Chan Ka Wai and Yau Wai Hung dated as of September 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2012

GREAT CHINA MANIA HOLDINGS, INC.
By:	/s/ Yau Wai Hung
Name:	Yau Wai Hung
Title:	Principal Financial Officer